Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(40,196)
Unrealized Gain (Loss) on Market Value of Futures	649,126
Dividend Income	1,254
Interest Income	2,805
ETF Transaction Fees	350
Total Income (Loss)	$613,339

Expenses
General Partner Management Fees	$8,786
Professional Fees	10,654
Brokerage Commissions	314
Non-interested Directors' Fees and Expenses	77
Prepaid Insurance Expense	55
NYMEX License Fee	176
Total Expenses	20,062
Expense Waiver	(9,519)
Net Expenses	$10,543
Net Income (Loss)	$602,796

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$14,443,600
Additions (50,000 Shares)	492,534
Net Income (Loss)	602,796

Net Asset Value End of Month	$15,538,930
Net Asset Value Per Share (1,450,000 Shares)	$10.72

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612